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                                                                  EXHIBIT (c)(3)



                             TERMINATION AGREEMENT


                 Termination Agreement, dated as of February 28, 1997 (the "Agreement"), by and between Seven-Up/RC Bottling Company of Southern California, Inc., a Delaware corporation (the "Company"), and Rick Ferguson (the "Executive").

                 WHEREAS, the Company and Executive are parties to a Management Agreement, dated as of February 10, 1997 (the "Management Agreement");

                 WHEREAS, Dr Pepper Bottling Company of Texas, a Texas corporation ("Parent"), and DPB Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Subsidiary"), and the Company propose to enter into an Agreement and Plan of Merger, to be dated as of February 28, 1997 (as the same may be amended from time to time, the "Merger Agreement"), pursuant to which Parent will acquire the Company pursuant to a tender offer (the "Tender Offer") followed by a merger of Subsidiary with and into the Company, resulting in the Company becoming a wholly-owned subsidiary of Parent;

                 WHEREAS, Parent and Subsidiary will not enter into the Merger Agreement unless the Company and the Executive enter into this Agreement; and

                 WHEREAS, the Executive and the Company wish to induce Parent and Subsidiary to enter into the Merger Agreement and, accordingly, desire to enter into this Agreement;

                 NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                 1. Termination of Management Agreement. Effective immediately prior to the purchase of shares of common stock in the Tender Offer by Subsidiary, the Management Agreement shall be terminated and shall cease to be of any further force or effect.

                 2. Continuing Effect. Except as expressly provided herein, the Management Agreement, and all rights and obligations of the Executive and the Company thereunder, shall remain in full force and effect. This Agreement shall not, except as expressly provided herein, be deemed to be a consent to any waiver or modification of any terms or provisions of the Management Agreement.
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                 3.       Governing Law.  This Agreement shall be governed by
the construed in accordance with the laws of the State of California, without giving effect to the principles of conflicts of law thereof.

                 4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                 5. Amendment, Supplement and Waiver. This Agreement may not be amended or supplemented, nor may any rights or obligations hereunder be waived, except in writing and then only with the prior written consent of Parent, who shall be a third party beneficiary of this Agreement.


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                 IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        EXECUTIVE:

                                        /s/ RICK FERGUSON
                                        ----------------------------------------
                                        Rick Ferguson


                                        COMPANY:

                                        SEVEN-UP/RC BOTTLING CO. OF
                                        SOUTHERN CALIFORNIA, INC.


                                        By:  /s/ BART S. BRODKIN
                                           -------------------------------------
                                        Name:  Bart S. Brodkin
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------


Joined in as of the 28th day
of February, 1997, for the purposes
set forth in Section 5 above:

DR PEPPER BOTTLING OF TEXAS


By:  /s/ JIM L. TURNER
   ------------------------------------
Name:  Jim L. Turner
     ----------------------------------
Title: President
      ---------------------------------




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